Exhibit 99(ii)

                                                 CONTACT:
                                                 James C. Rowan Jr.
                                                 Office:  (860) 722-5180

FOR IMMEDIATE RELEASE

                        HSB GROUP, INC. DECLARES DIVIDEND

HARTFORD, Conn., July 24, 2000 -- The Board of Directors of HSB Group, Inc. (NYSE-HSB) today declared the regular quarterly dividend of 44 cents per share. The dividend will be payable on October 26, 2000 to shareholders of record at the close of business on October 10, 2000. This marks the 130th consecutive year in which HSB has paid a dividend, one of the longest records of the New York Stock Exchange.